Exhibit 99.1
Earnings Release

CubeSmart Reports Second Quarter 2026 Results

MALVERN, PA -- (Globe Newswire) – July 30, 2026 -- CubeSmart (NYSE: CUBE) today announced its operating results for the three and six months ended June 30, 2026.

“Second quarter results reflected continued momentum in operating fundamentals, highlighted by steady acceleration in same-store revenue growth driven by improving occupancy trends and strengthening new customer pricing across the portfolio,” commented President and Chief Executive Officer Christopher P. Marr. “The formation of our new Heitman joint venture unlocks value from our portfolio and provides an accretive source of capital to support share repurchases, while maintaining the financial flexibility to capitalize on future investment opportunities.”

Key Highlights for the Second Quarter

●	Reported diluted earnings per share (“EPS”) attributable to the Company’s common shareholders of $0.39.
●	Reported funds from operations (“FFO”), as adjusted, per diluted share of $0.63.
●	Same-store (623 stores) net operating income (“NOI”) decreased 0.7% year over year, resulting from a 0.8% increase in revenues and a 4.4% increase in operating expenses.
●	Same-store occupancy averaged 90.4% during the quarter, ending at 91.0%.
●	Amended and restated our unsecured revolving credit facility, increasing the size from $850 million to $1 billion, improving the pricing, and extending the maturity date to June 2030.
●	Repurchased 1.1 million common shares of beneficial interest through our share repurchase program for $42.5 million at an average purchase price of $38.96 per share.
●	Added 25 stores to our third-party management platform, bringing our total third-party managed store count to 872.

Financial Results

Net income attributable to the Company’s common shareholders was $89.6 million for the second quarter of 2026, compared with $83.0 million for the second quarter of 2025. Diluted EPS attributable to the Company’s common shareholders increased to $0.39 for the second quarter of 2026, compared with $0.36 for the same period last year.

FFO, as adjusted was $143.1 million for the second quarter of 2026 compared with $148.9 million for the second quarter of 2025. FFO, as adjusted, per diluted share decreased 3.1% to $0.63 for the second quarter of 2026, compared with $0.65 for the same period last year.

Investment Activity

Disposition Activity

Subsequent to June 30, 2026, the Company entered into an agreement to contribute 15 wholly-owned stores to a newly-formed joint venture with an affiliate of Heitman Capital Management (“Heitman”) for an agreed-upon value of $197.0 million. The Company will receive cash and own a 20% interest in the joint venture, while Heitman will contribute cash and own the remaining 80% interest. The stores subject to the agreement contain approximately 0.9 million square feet and are located in Connecticut (3), Georgia (1), North Carolina (2), Ohio (1), Texas (2), Utah (4) and Virginia (2). The transaction is expected to close in the fourth quarter of 2026.

SECOND QUARTER 2026	PAGE 1

Earnings Release

Development Activity

The Company has agreements with developers for the construction of self-storage properties in high-barrier-to-entry locations. As of June 30, 2026, the Company had one joint venture development property under construction. The Company anticipates investing a total of $28.0 million related to this project and had invested $8.7 million of that total as of June 30, 2026. The development property is located in New York and is expected to open during the third quarter of 2027.

Third-Party Management

As of June 30, 2026, the Company’s third-party management platform included 872 stores totaling 57.5 million rentable square feet. During the three and six months ended June 30, 2026, the Company added 25 and 58 stores, respectively, to its third-party management platform.

Same-Store Results

The Company’s same-store portfolio as of June 30, 2026 included 623 stores containing 45.2 million rentable square feet, or approximately 93.3% of the aggregate rentable square feet of the Company’s 662 consolidated stores. These same-store properties represented approximately 94.8% of the Company’s property NOI for the three months ended June 30, 2026.

Same-store physical occupancy as of both June 30, 2026 and 2025 was 91.0%. Same-store total revenues for the second quarter of 2026 increased 0.8% and same-store operating expenses increased 4.4% compared to the same quarter in 2025. Same-store NOI decreased 0.7% from the second quarter of 2025 to the second quarter of 2026.

Operating Results

As of June 30, 2026, the Company’s total consolidated portfolio included 662 stores containing 48.5 million rentable square feet with physical occupancy of 90.7%.

Total revenues increased $4.2 million and property operating expenses increased $7.0 million for the second quarter of 2026, as compared to the same period in 2025. The increase in revenues was primarily attributable to higher rental rates in our same-store portfolio, while the increase in property operating expenses was primarily attributable to increases in personnel expenses and property taxes.

Interest expense increased from $29.1 million during the three months ended June 30, 2025 to $30.3 million during the three months ended June 30, 2026, an increase of $1.2 million. The increase was attributable to an increase in the average outstanding debt balance and higher interest rates during the 2026 period compared to the 2025 period.

The average outstanding debt balance increased from $3.43 billion during the three months ended June 30, 2025 to $3.51 billion during the three months ended June 30, 2026. The weighted average effective interest rate on our outstanding debt increased from 3.32% during the three months ended June 30, 2025 to 3.33% for the three months ended June 30, 2026.

Financing Activity

In June 2026, the Company amended and restated its unsecured revolving credit facility. The amendment increased the size of the facility from $850 million to $1 billion, improved the pricing, and extended the maturity date from February 2027 to June 2030.

SECOND QUARTER 2026	PAGE 2

Earnings Release

During the three months ended June 30, 2026, the Company repurchased 1.1 million common shares of beneficial interest through its share repurchase program for $42.5 million, resulting in an average purchase price of $38.96 per share. As of June 30, 2026, 10.1 million shares remained available for repurchase under this program.

Quarterly Dividend

On May 19, 2026, the Company declared a quarterly dividend of $0.53 per common share. The dividend was paid on July 15, 2026 to common shareholders of record on July 1, 2026.

2026 Financial Outlook

“Strong operating performance through the first half of the year has resulted in increases to the midpoint of our same-store revenue, same-store NOI, and FFO guidance ranges,” commented Chief Financial Officer Tim Martin. “In the quarter, we continued to enhance our liquidity profile and execute our disciplined capital allocation strategy through the expansion of our revolving credit facility and through share repurchases at prices that represent compelling long-term value.”

The Company estimates that its fully diluted earnings per share for 2026 will be between $1.58 and $1.64, and that its fully diluted FFO per share, as adjusted, for 2026 will be between $2.54 and $2.60. Due to uncertainty related to the timing and terms of transactions, the impact of any potential future speculative investment activity is excluded from guidance. For 2026, the same-store pool consists of 623 properties totaling 45.2 million rentable square feet.

SECOND QUARTER 2026	PAGE 3

Earnings Release

(1)	Prior guidance as indicated in our first quarter earnings release dated April 30, 2026.

Conference Call

Management will host a conference call at 11:00 a.m. ET on Friday, July 31, 2026 to discuss financial results for the three months ended June 30, 2026.

A live webcast of the conference call will be available online from the investor relations page of the Company’s corporate website at investors.cubesmart.com. Telephone participants may join on the day of the call by dialing 1 (833) 461-5787 using conference ID number 574860863. Registered financial analysts participating on the call may avoid delays by pre-registering using the following link: https://events.q4inc.com/analyst/574860863?pwd=XXrIBM1q. A replay of the webcast will be available on the Company’s website following the live event.

Supplemental operating and financial data as of June 30, 2026 is available in the investor relations section of the Company’s corporate website.

About CubeSmart

CubeSmart is a self-administered and self-managed real estate investment trust (“REIT”). The Company's self-storage properties are designed to offer affordable, easily accessible and, in most locations, climate-controlled storage space for residential and commercial customers. According to the 2026 Self-Storage Almanac, CubeSmart is one of the top three owners and operators of self-storage properties in the United States.

SECOND QUARTER 2026	PAGE 4

Earnings Release

Non-GAAP Financial Measures

Funds from operations (“FFO”) is a widely used performance measure for real estate companies and is provided here as a supplemental measure of operating performance. The April 2002 National Policy Bulletin of the National Association of Real Estate Investment Trusts (the “White Paper”), as amended, defines FFO as net income (computed in accordance with GAAP), excluding gains (or losses) from sales of real estate and related impairment charges, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.

Management uses FFO as a key performance indicator in evaluating the operations of the Company's stores. Given the nature of its business as a real estate owner and operator, the Company considers FFO a key measure of its operating performance that is not specifically defined by accounting principles generally accepted in the United States. The Company believes that FFO is useful to management and investors as a starting point in measuring its operational performance because FFO excludes various items included in net income that do not relate to or are not indicative of its operating performance such as gains (or losses) from sales of real estate, gains from remeasurement of investments in real estate ventures, impairments of depreciable assets, and depreciation, which can make periodic and peer analyses of operating performance more difficult. The Company’s computation of FFO may not be comparable to FFO reported by other REITs or real estate companies.

FFO should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of the Company’s performance. FFO does not represent cash generated from operating activities determined in accordance with GAAP and is not a measure of liquidity or an indicator of the Company’s ability to make cash distributions. The Company believes that to further understand its performance, FFO should be compared with its reported net income and considered in addition to cash flows computed in accordance with GAAP, as presented in its consolidated financial statements.

FFO, as adjusted represents FFO as defined above, excluding the effects of acquisition related costs, gains or losses from early extinguishment of debt, and other non-recurring items, which the Company believes are not indicative of the Company’s operating results.

The Company defines net operating income, which it refers to as “NOI,” as total continuing revenues less continuing property operating expenses. NOI also can be calculated by adding back to net income (loss): interest expense on loans, loan procurement amortization expense, loss on early extinguishment of debt, acquisition related costs, equity in losses of real estate ventures, other expense, depreciation and amortization expense, general and administrative expense, and deducting from net income (loss): equity in earnings of real estate ventures, gains from sales of real estate, net, other income, gains from remeasurement of investments in real estate ventures and interest income. NOI is a measure of performance that is not calculated in accordance with GAAP.

Management uses NOI as a measure of operating performance at each of its stores, and for all of its stores in the aggregate. NOI should not be considered as a substitute for net income, cash flows provided by operating, investing and financing activities, or other income statement or cash flow statement data prepared in accordance with GAAP.

The Company believes NOI is useful to investors in evaluating operating performance because it is one of the primary measures used by management and store managers to evaluate the economic productivity of the Company’s stores, including the ability to lease stores, increase pricing and occupancy, and control property operating expenses. Additionally, NOI helps the Company’s investors meaningfully compare the results of its operating performance from period to period by removing the impact of its capital structure (primarily interest expense on outstanding indebtedness) and depreciation of the basis in its assets from operating results.

SECOND QUARTER 2026	PAGE 5

Earnings Release

Forward-Looking Statements

This presentation, together with other statements and information publicly disseminated by CubeSmart (“we,” “us,” “our” or the “Company”), contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, or the “Exchange Act.” Forward-looking statements include statements concerning the Company’s plans, objectives, goals, strategies, future events, future revenues or performance, capital expenditures, financing needs, plans or intentions relating to acquisitions and other information that is not historical information. In some cases, forward-looking statements can be identified by terminology such as “believes,” “expects,” “estimates,” “may,” “will,” “should,” “anticipates,” or “intends” or the negative of such terms or other comparable terminology, or by discussions of strategy. Such statements are based on assumptions and expectations that may not be realized and are inherently subject to risks, uncertainties and other factors, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Although we believe the expectations reflected in these forward-looking statements are based on reasonable assumptions, future events and actual results, performance, transactions or achievements, financial and otherwise, may differ materially from the results, performance, transactions or achievements expressed or implied by the forward-looking statements. As a result, you should not rely on or construe any forward-looking statements in this presentation, or which management or persons acting on their behalf may make orally or in writing from time to time, as predictions of future events or as guarantees of future performance. We caution you not to place undue reliance on forward-looking statements, which speak only as of the date of this presentation or as of the dates otherwise indicated in such forward-looking statements. All of our forward-looking statements, including those in this presentation, are qualified in their entirety by this statement.

There are a number of risks and uncertainties that could cause our actual results to differ materially from the forward-looking statements contained in or contemplated by this presentation. Any forward-looking statements should be considered in light of the risks and uncertainties referred to in Item 1A. “Risk Factors” in our Annual Report on Form 10-K and in our other filings with the Securities and Exchange Commission (“SEC”).

These risks include, but are not limited to, the following:

●	adverse changes in economic conditions in the real estate industry and in the markets in which we own and operate self-storage properties;
●	the effect of competition from existing and new self-storage properties and operators on our ability to maintain or raise occupancy and rental rates;
●	the failure to execute our business plan;
●	adverse consumer impacts and declines in general economic conditions from inflation, tariffs, changes in interest rates and wage stagnation, including impacts on the demand for self-storage, rental rates and fees and rent collection levels;
●	reduced availability and increased costs of external sources of capital;
●	financing risks, including rising interest rates, the risk of over-leverage and the corresponding risk of default on our mortgage and other debt and potential inability to refinance existing or future debt;
●	counterparty non-performance related to the use of derivative financial instruments;
●	risks related to our ability to maintain our qualification as a REIT for federal income tax purposes;
●	the failure of acquisitions or developments of self-storage properties to close on expected terms, or at all, or to perform as expected;
●	increases in taxes, fees and assessments from state and local jurisdictions;

SECOND QUARTER 2026	PAGE 6

Earnings Release

●	the failure of our joint venture partners to fulfill their obligations to us or their pursuit of actions that are inconsistent with our objectives;
●	reductions in asset valuations and related impairment charges;
●	negative publicity relating to our business or industry, which could adversely affect our reputation;
●	increases in operating costs, including, without limitation, insurance, utility and other general expenses, which could adversely affect our financial results;
●	cybersecurity breaches, cyber or ransomware attacks or a failure of our networks, systems or technology, which could adversely impact our business, customer and employee relationships or result in fraudulent payments;
●	risks associated with generative artificial intelligence tools and large language models and the conclusions that these tools and models may draw about our business and prospects in connection with the dissemination of negative opinions, characterizations or disinformation;
●	changes in real estate, zoning, use and occupancy laws or regulations;
●	risks related to or consequences of earthquakes, hurricanes, windstorms, floods, wildfires, other natural disasters or acts of violence, pandemics, active shooters, terrorism, insurrection or war that impact the markets in which we operate;
●	potential environmental and other material liabilities;
●	governmental, administrative and executive orders, regulations and laws, which could adversely impact our business operations and customer and employee relationships;
●	uninsured or uninsurable losses and the ability to obtain insurance coverage, indemnity or recovery from insurance against risks and losses;
●	changes in the availability of and the cost of labor;
●	other factors affecting the real estate industry generally or the self-storage industry in particular; and
●	other risks identified in Item 1A of our Annual Report on Form 10-K and, from time to time, in other reports that we file with the SEC or in other documents that we publicly disseminate.

Given these uncertainties, we caution readers not to place undue reliance on forward-looking statements. We undertake no obligation to publicly update or revise these forward-looking statements, whether as a result of new information, future events or otherwise except as may be required by securities laws. Because of the factors referred to above, the future events discussed in this presentation may not occur and actual results, performance or achievement could differ materially from that anticipated or implied in the forward-looking statements.

Contact:

CubeSmart

Josh Schutzer

Senior Vice President, Finance

(610) 535-5700

SECOND QUARTER 2026	PAGE 7

CUBESMART AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

	June 30,	December 31,
	2026	2025
	(unaudited)

ASSETS
Storage properties	$8,148,814	$8,134,189
Less: Accumulated depreciation	(1,842,330)	(1,758,340)
Storage properties, net (includes VIE amounts of $379,839 and $373,687, respectively)	6,306,484	6,375,849
Cash and cash equivalents (including VIE amounts of $7,206 and $4,397, respectively)	14,310	5,782
Restricted cash (including VIE amounts of $48 and $2,552, respectively)	2,273	4,451
Loan procurement costs, net of amortization	6,628	1,803
Investment in real estate ventures, at equity	73,456	74,034
Other assets, net	181,664	181,274
Total assets	$6,584,815	$6,643,193

LIABILITIES AND EQUITY
Unsecured senior notes, net	$2,927,533	$2,925,103
Revolving credit facility	450,843	378,800
Mortgage loans and notes payable, net (including VIE amounts of $7,089 and $7,092, respectively)	97,637	98,859
Lease liabilities - finance leases	65,487	65,579
Accounts payable, accrued expenses and other liabilities	241,816	229,666
Distributions payable	120,604	121,519
Deferred revenue	43,883	41,591
Total liabilities	3,947,803	3,861,117

Noncontrolling interests in the Operating Partnership	39,143	36,167

Commitments and contingencies

Equity
Common shares $.01 par value, 400,000,000 shares authorized, 225,521,694 and 227,269,217 shares issued and outstanding at June 30, 2026 and December 31, 2025, respectively	2,255	2,273
Additional paid-in capital	4,310,390	4,302,554
Accumulated other comprehensive loss	(209)	(249)
Accumulated deficit	(1,733,193)	(1,585,135)
Total CubeSmart shareholders’ equity	2,579,243	2,719,443
Noncontrolling interests in subsidiaries	18,626	26,466
Total equity	2,597,869	2,745,909
Total liabilities and equity	$6,584,815	$6,643,193

SECOND QUARTER 2026	PAGE 8

CUBESMART AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025

REVENUES
Rental income	$242,217	$239,557	$482,142	$472,322
Other property related income	34,240	32,596	66,312	62,362
Property management fee income	10,029	10,150	19,961	20,655
Total revenues	286,486	282,303	568,415	555,339
OPERATING EXPENSES
Property operating expenses	96,018	89,028	186,086	171,962
Depreciation and amortization	55,839	66,488	117,277	125,644
General and administrative	17,246	14,897	34,435	30,965
Total operating expenses	169,103	170,413	337,798	328,571
OTHER (EXPENSE) INCOME
Interest:
Interest expense on loans	(30,341)	(29,090)	(60,172)	(55,190)
Loan procurement amortization expense	(1,099)	(1,221)	(2,164)	(2,442)
Equity in earnings of real estate ventures	556	547	1,163	926
Gain from sale of real estate, net	2,503	—	2,503	—
Other	458	306	263	1,115
Total other expense	(27,923)	(29,458)	(58,407)	(55,591)
NET INCOME	89,460	82,432	172,210	171,177
Net income attributable to noncontrolling interests in the Operating Partnership	(395)	(401)	(752)	(854)
Net loss attributable to noncontrolling interests in subsidiaries	520	929	1,014	1,834
NET INCOME ATTRIBUTABLE TO THE COMPANY	$89,585	$82,960	$172,472	$172,157

Basic earnings per share attributable to common shareholders	$0.40	$0.36	$0.76	$0.75
Diluted earnings per share attributable to common shareholders	$0.39	$0.36	$0.76	$0.75

Weighted average basic shares outstanding	226,774	228,737	227,289	228,700
Weighted average diluted shares outstanding	227,189	229,303	227,676	229,273

SECOND QUARTER 2026	PAGE 9

Same-Store Results (623 stores)

(in thousands, except percentages and per square foot data)

(unaudited)

	Three Months Ended			Six Months Ended
	June 30,		Percent	June 30,		Percent
	2026	2025	Change	2026	2025	Change

REVENUES
Rental income	$228,357	$227,135	0.5%	$454,547	$452,813	0.4%
Other property related income	13,030	12,331	5.7%	24,814	23,126	7.3%
Total revenues	241,387	239,466	0.8%	479,361	475,939	0.7%

OPERATING EXPENSES
Property taxes (1)	29,570	28,073	5.3%	59,051	56,729	4.1%
Personnel expense	15,337	14,271	7.5%	30,239	28,170	7.3%
Advertising	8,085	8,328	(2.9)%	12,625	11,269	12.0%
Repair and maintenance	3,761	2,972	26.5%	6,679	5,717	16.8%
Utilities	5,302	5,159	2.8%	11,764	11,452	2.7%
Property insurance	2,612	3,094	(15.6)%	5,328	6,543	(18.6)%
Other expenses	10,157	9,793	3.7%	21,335	20,021	6.6%

Total operating expenses	74,824	71,690	4.4%	147,021	139,901	5.1%

Net operating income (2)	$166,563	$167,776	(0.7)%	$332,340	$336,038	(1.1)%

Gross margin	69.0%	70.1%		69.3%	70.6%

Period end occupancy	91.0%	91.0%		91.0%	91.0%

Period average occupancy	90.4%	90.5%		89.7%	90.0%

Total rentable square feet	45,241			45,241

Realized annual rent per occupied square foot (3)	$22.34	$22.18	0.7%	$22.40	$22.25	0.7%

Reconciliation of Same-Store Net Operating Income to Net Income

Same-store net operating income (2)	$166,563	$167,776		$332,340	$336,038
Non same-store net operating income (2)	9,180	8,235		18,393	12,947
Indirect property overhead (4)	14,725	17,264		31,596	34,392
Depreciation and amortization	(55,839)	(66,488)		(117,277)	(125,644)
General and administrative expense	(17,246)	(14,897)		(34,435)	(30,965)
Interest expense on loans	(30,341)	(29,090)		(60,172)	(55,190)
Loan procurement amortization expense	(1,099)	(1,221)		(2,164)	(2,442)
Equity in earnings of real estate ventures	556	547		1,163	926
Gain from sale of real estate, net	2,503	-		2,503	-
Other	458	306		263	1,115

Net income	$89,460	$82,432		$172,210	$171,177

(1)	For comparability purposes, current year amounts related to the expiration of certain real estate tax abatements have been excluded from the same-store portfolio results ($206k and $411k for the three and six months ended June 30, 2026, respectively).
(2)	Net operating income (“NOI”) is a non-GAAP (“generally accepted accounting principles”) financial measure. The above table reconciles same-store NOI to GAAP Net income.
(3)	Realized annual rent per occupied square foot is calculated by dividing annualized rental income by the weighted average occupied square feet for the period.
(4)	Includes property management fee income earned in conjunction with managed properties.

SECOND QUARTER 2026	PAGE 10

Non-GAAP Measure – Computation of Funds From Operations

(in thousands, except percentages and per share and unit data)

(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025

Net income attributable to the Company's common shareholders	$89,585	$82,960	$172,472	$172,157

Add (deduct):
Real estate depreciation and amortization:
Real property	54,023	64,118	113,531	120,807
Company's share of unconsolidated real estate ventures	1,493	1,433	2,971	3,243
Gain from sale of real estate, net (1)	(2,503)	—	(2,503)	—
Net income attributable to noncontrolling interests in the Operating Partnership	395	401	752	854

FFO attributable to the Company's common shareholders and third-party OP unitholders	$142,993	$148,912	$287,223	$297,061

Add:
Loss on early extinguishment of debt (2)	59	-	59	-

FFO, as adjusted, attributable to the Company's common shareholders and third-party OP unitholders	$143,052	$148,912	$287,282	$297,061

Basic earnings per share attributable to common shareholders	$0.40	$0.36	$0.76	$0.75
Diluted earnings per share attributable to common shareholders	$0.39	$0.36	$0.76	$0.75
FFO per diluted share and unit	$0.63	$0.65	$1.26	$1.29
FFO, as adjusted per diluted share and unit	$0.63	$0.65	$1.26	$1.29

Weighted average basic shares outstanding	226,774	228,737	227,289	228,700
Weighted average diluted shares outstanding	227,189	229,303	227,676	229,273
Weighted average diluted shares and units outstanding	228,173	230,418	228,661	230,415

Dividends per common share and unit	$0.53	$0.52	$1.06	$1.04
Payout ratio of FFO, as adjusted	84.1%	80.0%	84.1%	80.6%

(1)	Relates to a gain from the sale of a land parcel adjacent to a Company store.

(2)	Relates to the write-off of unamortized loan procurement costs associated with the Company’s amendment and restatement of its unsecured revolving credit facility.

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